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                                                                    Exhibit 3.54

                            ARTICLES OF ORGANIZATION

     The undersigned, with the intention of creating a Maryland Limited Liability Company files the following Articles of Organization:

(1) The name of the Limited Liability Company is: Wildewood Neighborhoods, LLC

(2) The purpose for which the Limited Liability Company is filed is as follows:
Real Estate Development and Investment

(3) The address of the Limited Liability Company in Maryland is c/o Steven B. Gould, Esq., Brown & Gould, LLP, 7700 Old Georgetown Road, Suite 500, Bethesda, MD 20814

(4) The resident agent of the Limited Liability Company in Maryland is Steven B Gould, Esq. whose address is Brown & Gould, LLP, 7700 Old Georgetown Road, Suite 500, Bethesda, Maryland 20814


(5) /s/ Stuart M. Ginsberg
    ---------------------------------
    Stuart M. Ginsberg, Esq.


(6) /s/ Steven B. Gould
    ---------------------------------
    Steven B. Gould, Resident Agent

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         Authorized Person(s)

Filing party's return address:

(7) Stuart M. Ginsberg, Esquire
    Stanley Martin Companies, Inc.
    1881 Campus Commons Drive, Suite 101
    Reston, Virginia 20191